UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 18, 2006
Date of Report (Date of earliest event reported)

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its chapter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01. Entry into a Material Definitive Agreement

On May 18, 2006, non-management members of the Mechanical Technology Incorporated (MTI or the Company) Board of Directors received annual stock option compensation pursuant to the December 16, 2004 MTI Board of Directors Compensation Plan for Non-management Directors which became effective January 1, 2005. This compensation was as follows 1) non-management directors received options to purchase 20,000 shares of the Company's common stock, 2) the Chairman of the Audit Committee received additional options to purchase 7,500 shares of the Company's common stock, 3) members of the Audit Committee each received additional options to purchase 3,750 shares of the Company's common stock, 4) the Chairman of the Compensation, Nominating and Governance Committee received additional options to purchase 5,000 shares of the Company's common stock, and 5) members of the Compensation, Nominating and Governance Committee each received additional options to purchase 2,500 shares of the Company's common stock. All options were issued to directors on the date of the Annual Meeting and were priced based on the closing price of the Company's stock on the NASDAQ National Market System on the date of grant and were immediately vested. The Annual Meeting was held on May 18, 2006 and the closing price of the Company's stock on the NASDAQ National Market System was $4.05.

Certain officers of the Company received stock based compensation awards in the form of stock option grants pursuant to the Company's 2006 Equity Incentive Plan, stock grants pursuant to the Company's 1996 Stock Incentive Plan and restricted stock grants pursuant to the Company's 1999 Stock Incentive Plan, respectively. One officer received a cash compensation adjustment and a bonus, each as more fully described below.

Effective May 18, 2006, Ms. Cynthia A. Scheuer, Vice President, Chief Financial Officer and Secretary of the Company 1) was granted 5,000 shares of Company restricted common stock that will vest based upon the successful completion of a financing goal established by the Company's Board of Directors- this goal must be achieved by July 31, 2007 or she will forfeit the shares; 2) was granted 35,000 stock options which will vest quarterly over three years with the first vesting on the date of grant; 3) had her annual salary increased from $200,000 per year to $210,000 per year effective retroactive to April 1, 2006; and 4) was granted a bonus of $20,000 in connection with her completion of performance objectives established in the prior year by the Company's Compensation Committee.

Effective May 18, 2006, Mr. Steven Fischer, Chairman and Chief Executive Officer of the Company 1) was granted 65,000 shares of Company common stock; and 2) was granted 100,000 stock options which will vest based upon the successful completion of a financing goal established by the Company's Board of Directors- this goal must be achieved by July 31, 2007 or he will forfeit the options.

All of the forgoing stock based compensation issued to officers was granted on May 18, 2006 and was priced based on the closing price of the Company's stock on the NASDAQ National Market System of $4.05.

2

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.140	Form of Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MECHANICAL TECHNOLOGY INCORPORATED

Date: May 18, 2006	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President, Chief Financial Officer and Secretary

3